Exhibit 99.1

Envirokare Tech, Inc. Provides an Update on Proprietary Products Development at LRM Industries, LLC

New York, New York – July 17, 2007 - ENVIROKARE TECH, INC. (OTCBB: ENVK)

Envirokare Tech, Inc. (OTCBB:ENVK) is pleased to provide the following update concerning trademarks and proprietary product development activities at its joint venture, LRM Industries, LLC ("LRM"). Envirokare, through LRM, is developing state-of-the-art TPF ThermoPlastic Flowforming™ technology to manufacture and market large molded products from reinforced and non-reinforced thermoplastic polymers.

Proprietary Product Development and Pending Trademarks

LRM is also pleased to announce that it has pending trademarks on a composite dock part ("EverDock™") developed for the marine industry and a new, proprietary temporary ground cover product ("TredGard™").

The proprietary EverDock™ modular system was developed and is manufactured by LRM Industries' patented TPF ThermoPlastic Flowforming™ technology, which uniquely enables detailed structural features to be built into large parts. The deck panels and piles are true, long-fiber-reinforced thermoplastic composite products, providing strength-to-weight characteristics unavailable in dock systems on the market today. The EverDock™ modular system is a versatile, strong and simple eco-friendly solution designed to replace storm-damaged or rotting wood docks. Testing to date has demonstrated that EverDock™ modular systems have maintained their durability over a six-year period while surviving multiple hurricanes.

The TredGard™ temporary ground cover system exhibits unique strength characteristics while maintaining its lightweight properties. Due to its superior strength characteristics and profile, the TredGard™ system is a versatile, cost effective and easily-deployed temporary ground cover solution. This system provides access to areas with poor soil structure/stability conditions and permits activity on environmentally-sensitive, landscaped or otherwise protected land and sports surfaces. TredGard™ is ideal for pathways, platforms and flooring at temporary locations with many applications such as events, rapid deployment locations, oil and gas drilling or construction sites. Manufactured exclusively by LRM Industries patented TPF ThermoPlastic Flowforming™ technology, TredGard™ panels are a true long-fiber-reinforced thermoplastic composite product, providing strength to weight characteristics unavailable in currently used plastic ground cover systems.

All components of EverDock™ and TredGard™ are eco-friendly and totally recyclable.

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LRM Industries, LLC was formed to commercialize TPF ThermoPlastic Flowforming™ technology through development, manufacturing, and licensing. LRM is a joint venture of NOVA Chemicals Inc. and Envirokare Composite Corporation (a unit of Envirokare Tech, Inc.).

TPF ThermoPlastic Flowforming™ is an emerging process technology for the low pressure, fully automated molding of long-fiber-reinforced ("LFRT"), and non-reinforced thermoplastic large structural parts providing enhanced mechanical properties through, with respect to LFRT parts, the randomization, and preservation of fiber length in molded parts. LFRT and non-reinforced molded products represent two of the fastest growing segments of the worldwide molded plastics market, with applications replacing conventional materials such as steel, aluminum, wood, fiberglass, and cement, in nearly all major industrial market segments. The worldwide market for LFRT and non-reinforced products is estimated to be a multi-billion pound opportunity with double-digit growth rates currently and into the future. The enhanced mechanical properties of TPF ThermoPlastic Flowforming™ molded products, coupled with low material costs (including the use of recycled polymers) and low conversion costs, make TPF ThermoPlastic Flowforming™ patented technology a strong contender for this multi-billion pound opportunity.

Envirokare welcomes inquiries regarding their products and programs. Interested parties are also directed to the SEC's EDGAR informational system to obtain currently filed Envirokare corporate information.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "plan," "confident that," "anticipate," "believe," "expect," "intend to," and similar conditional expressions are intended to indemnify forward-looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties, and actual results could differ materially from those expressed in any forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, competitive factors, the ability to successfully complete additional financings, and other risks.